Exhibit 5.1 1. Background 1.1 We have acted as the Company's Jersey legal advisers in connection with the registration of a registration statement on Form F-3 dated 15 August 2022 (the "Registration Statement") pursuant to which it may, subject to complying with all applicable laws, from time to time issue or be able to issue, among other things: (1) ordinary shares of no par value (the "Ordinary Shares"); (2) preferred shares (the "Preferred Shares" and, together with the Ordinary Shares, the "Shares" with such rights and obligations as set out and as described more fully in the Registration Statement); (3) debt securities (the "Debt Securities" and as described more fully in the Registration Statement); (4) subscription rights to purchase Ordinary Shares, Preferred Shares or Debt Securities (the "Subscription Rights", as described more fully in the Registration Statement) (5) warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (the "Warrants", as described more fully in the Registration Statement); and (6) it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the "Units", as described more fully in the Registration Statement, and, together with the Ordinary Shares, the Preferred Shares, the Debt Securities, the Subscription Rights and the Warrants, the "Securities"), and pursuant to which certain selling shareholders may sell Ordinary Shares. 1.2 Each offer of Securities will be the subject of a prospectus supplement which, taken together with the base prospectus set out in the Registration Statement, will form a prospectus (a "Prospectus"). 1.3 The Company has asked us to provide this Opinion in connection with the registration of the Securities under the Securities Act. Our ref Your ref GEC/DNA/1079448/0002/J20249481v1 Gambling.com Group Limited 22 Grenville Street St Helier Jersey JE4 8PX 15 August 2022 Dear Sirs Gambling.com Group Limited (the "Company") - Registration of Securities under the US Securities Act of 1933, as amended (the "Securities Act")

Gambling.com Group Limited 15 August 2022 Page 2 1079448/0002/J20249481v1 1.4 In this opinion, "non-assessable" means, in relation to a Share, that the price for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the price of that Share. 2. Documents Examined 2.1 We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:- 2.1.1 the Registration Statement; 2.1.2 an extract from resolutions passed at a meeting of the board of directors of the Company held on 27 July 2022; 2.1.3 the Company's certificate of continuance of a limited company and its memorandum and articles of association as in force as at the date hereof; and 2.1.4 a consent to issue shares dated 27 May 2021 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958. 2.2 For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters. 3. Assumptions 3.1 For the purposes of giving this opinion we have assumed:- 3.1.1 the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us; 3.1.2 that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents; 3.1.3 the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof; 3.1.4 that the Company will not issue any Shares in excess of the authorised share capital of the Company; and

Gambling.com Group Limited 15 August 2022 Page 3 1079448/0002/J20249481v1 3.1.5 that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder. 4. Opinion As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the opinion that, once (i) the offer and issue of any Shares has been duly authorised; (ii) the Company has received in full the initial issue price payable for the Shares; (iii) the relevant subscriber or its nominee has been entered into the Company's register of members as the holder of the relevant Shares; and (iv) all necessary consents have been obtained from the Jersey Financial Services Commission in respect of any Prospectus, the Shares will be validly issued, fully paid and non-assessable. 5. Qualification This Opinion is subject to any matter of fact not disclosed to us. 6. Governing Law, Limitations, Benefit and Disclosure 6.1 This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein. 6.2 This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction. 6.3 We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein. 6.4 We consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement and to reference to us being made in the paragraph of the base prospectus forming part of the Registration Statement headed "Legal Matters". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act. Yours faithfully /s/ Carey Olsen Jersey LLP Carey Olsen Jersey LLP